UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
July 29, 2004
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

On July 29, 2004, Affirmative Insurance Holdings, Inc. ("AIHI"), an indirect subsidiary of the Registrant, completed an initial public offering of its common stock. In the offering, including the sale of shares pursuant to the underwriters' exercise of an over-allotment option, AIHI sold 5,083,000 newly issued shares, and certain wholly owned subsidiaries of the Registrant, as selling stockholders, sold 4,312,500 shares of AIHI's common stock previously held by them. As a result of the offering, the Registrant's shares of AIHI as a percentage of AIHI's total shares outstanding declined from approximately 98% to approximately 43% as of July 29, 2004.

The shares of AIHI were sold in a firm commitment underwriting to several underwriters led by Piper Jaffray & Co. at an offering price of $14.00 per share, less an underwriters' discount of 7% and underwriting expense of approximately $800 thousand. There were no material relationships between these underwriters and the Registrant or any of its affiliates, any director or officer of the Registrant or any associate of any such director or officer, other than an advisory relationship with one of the underwriters pursuant to which the registrant may become obligated to pay customary financial advisory fees in connection with an unrelated transaction.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired

None.

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2004

Unaudited Pro Forma Condensed Consolidated Statement of Operations for Six Months

Ended June 30, 2004

Unaudited Pro Forma Condensed Consolidated Statement of Operations for Year

Ended December 31, 2003

(c)	Exhibits

None.

Vesta Insurance Group, Inc.
Unaudited Pro Forma Consolidated Financial Statements

     The following unaudited pro forma financial information is intended to provide you with information about how the initial public offering of shares of Affirmative Insurance Holdings, Inc. may have affected our historical financial statements if the offering had been completed prior to the periods presented. We have made pro forma adjustments to our historical balance sheet to reflect the following:

  The elimination of AIHI's assets and liabilities;
  The addition of the value of the 7,137,391 shares of Affirmative's common stock that the Company still owns, reflected as an investment in unconsolidated subsidiary equal to approximately 43% of AIHI's pro-forma stockholders' equity as of June 30, 2004;
  The addition of the $55.4 million of proceeds from our sale of 4,312,500 shares of Affirmative's common stock; and
  The gain on the sale of those 4,312,500 shares, reflected as a reduction to our accumulated deficit

We have made pro forma adjustments to our historical statement of operations to reflect the following:

  The elimination of AIHI's revenues and expenses;
  The addition approximately 43% of AIHI's net earnings, reflected as equity in net earnings of investee; and
  The gain on the sale of 4,312,500 shares, reflected as if the transaction had occurred on January 1, 2003.

     We have not made any pro forma adjustments to reflect any additional investment income we may have received on the proceeds of the sale of our 4,312,500 shares of AIHI.

     The following unaudited pro forma financial information does not necessarily reflect the results of operations that may have actually resulted had the offering occurred prior to the periods presented, nor should the following unaudited pro forma financial information be taken as necessarily indicative of our future results of operations.

Vesta Insurance Group, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2004
 (amounts in thousands except share data)

	Historical	Adjustments (a)	Pro Forma
Assets:
Fixed maturities available for sale - at fair value	$686,931	$(53,346)	$633,585
Fixed maturities - trading	153,563	--	153,563
Equity securities-at fair value	30,491	--	30,491
Investment in unconsolidated subsidiary	--	81,692	81,692
Policy loans	56,422	--	56,422
Other invested assets	49,089	--	49,089

Total investments	976,496	28,346	1,004,842
Cash	91,562	3,487 (b)	95,049
Accrued investment income	10,570	(692)	9,878
Premiums in course of collection	135,052	(85,685)	49,367
Reinsurance balances receivable	396,788	(43,846)	352,942
Reinsurance recoverable on paid losses	76,840	4,193	81,033
Deferred policy acquisition costs	48,397	(12,560)	35,837
Property and equipment	20,739	(6,882)	13,857
Goodwill and other intangibles	149,488	(79,490)	69,998
Other assets	21,670	(5,187)	16,483

Total assets	$1,927,602	$(198,316)	$1,729,286

Liabilities:
Policy liabilities	$672,827	$--	$672,827
Losses and loss adjustment expenses	364,801	(56,122)	308,679
Unearned premiums	326,924	(82,874)	244,050
Federal Home Loan Bank advances	164,003	--	164,003
Reinsurance balances payable	41,103	(7,918)	33,185
Line of credit	30,000	--	30,000
Long term debt	75,932	--	75,932
Other liabilities	131,969	(63,250)	68,719

Total liabilities	1,807,559	(210,164)	1,597,395
Stockholders' equity:
Common stock, $.01 par value, 100,000,000 shares authorized,
38,559,541shares issued	386	--	386
Additional paid-in capital	246,302	--	246,302
Accumulated other comprehensive income, net	2,471	684	3,155
Accumulated deficit	(105,153)	11,164 (c)	(93,989)
Treasury stock (2,479,977 shares at cost at June 30, 2004)	(18,263)	--	(18,263)
Unearned stock	(5,700)	--	(5,700)

Total stockholders' equity	120,043	11,848	131,891

Total liabilities and stockholders' equity	$1,927,602	$(198,316)	$1,729,286

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Vesta Insurance Group, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2004
(amounts in thousands except per share data)

	Historical	Adjustments (a)	Pro Forma
Revenues:
Net premiums written	$245,437	$(127,917)	$117,520
Change in unearned premiums	8,701	(2,689)	6,012

Net premiums earned	254,138	(130,606)	123,532
Policy fees	17,767	(12,166)	5,601
Agency fees and commissions	33,432	(33,432)	--
Net investment income	18,753	(590) (d)	18,163
Realized gains	2,507	--	2,507
Equity in net earnings of investee	--	5,488	5,488
Other	1,699	(358)	1,341

Total revenues	328,296	(171,664)	156,632
Expenses:
Policyholder benefits	11,361	--	11,361
Losses and loss adjustment expenses incurred	175,322	(90,423)	84,899
Policy acquisition expenses	35,540	(27,525)	8,015
Litigation settlement and arbitration award gain	(3,846)	--	(3,846)
Operating expenses	72,805	(38,381)	34,424
Interest on debt	5,856	(383)	5,473
Deferrable capital security distributions	863	--	863

Total expenses	297,901	(156,712)	141,189
Income (loss) from continuing operations before income taxes, minority interest,
and deferrable capital securities	30,395	(14,952)	15,443
Income tax expense (benefit)	2,773	--	2,773
Minority interest, net of tax	478	(478)	--

Net income from continuing operations	$27,144	$(14,474)	$12,670

Net income (loss) from continuing operations per share - Basic	$0.77	$(0.41)	$0.36

Net income (loss) from continuing operations per share - Diluted	$0.76	$(0.41)	$0.36

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Vesta Insurance Group, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2003
(amounts in thousands except per share data)

	Historical	Adjustments (a)		Pro Forma
Revenues:
Net premiums written	$448,768	$(179,584)		$269,184
Change in unearned premiums	28,310	12,173		40,483

Net premiums earned	477,078	(167,411)		309,667
Policy fees	35,779	(22,036)		13,743
Agency fees and commissions	49,110	(49,110)		--
Net investment income	40,691	(189	) (d)	40,502
Realized gains (losses)	7,776	--		7,776
Gain on sale of subsidiary	--	11,164	(c)	11,164
Equity in net earnings of investee	--	7,420		7,420
Other	7,311	(2,890)		4,421

Total revenues	617,745	(223,052)		394,693
Expenses:
Policyholder benefits	21,080	--		21,080
Losses and loss adjustment expenses incurred	322,226	(114,426)		207,800
Policy acquisition expenses	85,799	(21,141)		64,658
Litigation settlement and arbitration award charge	65,920	--		65,920
Operating expenses	149,228	(77,311)		71,917
Interest on debt	12,839	(767)		12,072
Deferrable capital distributions	871	--		871
Gain on debt extinguishment	(602)	--		(602)

Total expenses	657,361	(213,645)		443,716

Income (loss) from continuing operations before income taxes, minority
interest and deferrable capital securities distributions	(39,616)	(9,407)		(49,023)
Income tax expense (benefit)	62,050	(2,221)		59,829
Minority interest, net of tax	605	(605)		--
Deferrable capital security distributions, net of tax	622	--		622

Income (loss) from continuing operations	$(102,893)	$(6,581)		$(109,474)

Net loss from continuing operations per share - Basic	$(2.95)	$(0.19)		$(3.14)

Net loss from continuing operations per share - Diluted	$(2.95)	$(0.19)		$(3.14)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Vesta Insurance Group, Inc.
Notes to Unaudited Pro Forma
Condensed Consolidated Financial Statements

(a)

Adjustments reflect the impact from the Company's aggregate sale of 4,312,500 shares of Affirmative Insurance Holdings, Inc. ("AIHI") common stock, which became effective July 29, 2004. The Company's sale of these shares resulted in a reduction of the Company's ownership of AIHI from approximately 98% to approximately 43%. The Company's remaining 43% ownership in AIHI is reflected in the unaudited pro forma condensed consolidated financial statements using the equity method of accounting. As such, AIHI's assets and liabilities as of June 30, 2004 are eliminated and the Company's remaining 43% ownership of AIHI is reflected as investment in unconsolidated subsidiary. Additionally, the adjustments to the statement of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 reflect the elimination of revenues and expenses related to the Company's non-standard underwriting and non-standard agency segments as reflected in the Company's segment footnote for the applicable period. The Company's 43% share of the operating results of AIHI is reflected as equity in net earnings of investee on the accompanying statements of operations.

The accompanying unaudited pro forma condensed consolidated balance sheet reflects the AIHI initial public offering as if it had occurred as of June 30, 2004. The accompanying unaudited pro forma condensed consolidated statement of operations reflect the AIHI initial public offering as if it had occurred as of January 1, 2003.

(b)

Adjustment reflects the elimination of AIHI's cash balance as of June 30, 2004, offset by an increase in cash of $55.4 million, reflecting the net proceeds received by the Company in conjunction with the sale of 4,312,500 shares of AIHI common stock.

(c)	Adjustment reflects the realized gain related to the Company's sale of 4,312,500 shares of AIHI common stock.

(d)	We have not made any pro forma adjustments to reflect any additional investment income we may have received on the proceeds of $55.4 million from our sale 4,312,500 shares of AIHI.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of August 12, 2004.

VESTA INSURANCE GROUP, INC.

By:   /s/   Donald W. Thornton
Its:          Senior Vice President --
              General Counsel and Secretay